CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information in Post-Effective Amendment Number 114 to the Registration Statement (Form N-1A, No. 2-15184) of The Colonial Fund, Crabbe Huson Equity Fund, Crabbe Huson Managed Income & Equity Fund, Crabbe Huson Real Estate Investment Fund, Crabbe Huson Small Cap Fund, The Crabbe Huson Special Fund, Inc., Crabbe Huson Contrarian Income Fund, and Crabbe Huson Oregon Tax Free Fund, eight of a series of Liberty Funds Trust III.

We also consent to the incorporation by reference into the Statements of Additional Information of our reports dated December 10, 1999 on the financial statements included in the Annual Report of The Colonial Fund and the Annual Report of the Crabbe Huson Funds, each a series of Liberty Funds Trust III, for the year ended October 31, 1999.

                                                              ERNST & YOUNG LLP


Boston, Massachusetts
February 22, 2000